PRICING SUPPLEMENT NO. 75                                   Rule 424 (b)(3)
DATED: April 29, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $100,000,000  Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]    Certificated Notes [_]
May 4, 1998

Maturity Date:                   CUSIP#: 073928 BK 8
May 4, 2001

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                             Optional             Optional
                        Redemption           Repayment            Repayment
Redeemable On           Price(s)             Date(s)              Price(s)
-------------           -----------          ----------           ---------

N/A                     N/A                  N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]           Commercial Paper Rate       Minimum Interest Rate: N/A

[_]           Federal Funds Rate          Interest Reset Date(s): *

[_]           Treasury Rate               Interest Reset Period: Three Months

[_]           LIBOR Reuters               Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                  Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.11%
------------------------------

*        On the 4th of each August, November, February and May.

**       On the 4th of each August, November, February and May.

***      The three-month LIBOR rate on April 30, 1998 plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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